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                                                                    EXHIBIT 4.28


     AMENDMENT AGREEMENT (NO. 1) TO JOINT VENTURE AGREEMENT ORIGINALLY DATED
        13TH MARCH 1997 AND AMENDED AND RESTATED AS OF 23RD OCTOBER, 2001


         THIS AMENDMENT AGREEMENT (NO. 1) is made as of 31st January 2002

         BETWEEN:-

(1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD ("CSM"), a company incorporated in Singapore with its registered office at 60, Woodlands Industrial Park D Street 2, Singapore 738406;

(2) AGILENT TECHNOLOGIES EUROPE B.V. ("Agilent"), a company incorporated in The Netherlands with its principal place of business at Startbaan 16, 1187 XR Amstelveen, The Netherlands;

(3) EDB INVESTMENTS PTE LTD ("EDBI"), a company incorporated in Singapore with its registered office at 250, North Bridge Road, #27-04, Raffles City Tower, Singapore 179101; and

(4) SINGAPEX INVESTMENTS PTE LTD ("SIPL") a company incorporated in Singapore with its registered office at 51 Cuppage Road #09-01 StarHub Centre, Singapore 229469.

         CSM, Agilent, EDBI and SIPL are collectively referred to herein as "Parties" and individually referred to herein as a "Party".

         WHEREAS:-

(A) The Parties have entered into a Joint Venture Agreement originally dated 13 March 1997 and amended and restated as of 23rd October, 2001 (the "Joint Venture Agreement") for the purpose of regulating their
              ------------------------
         relationship inter se as shareholders in the joint venture company called Chartered Silicon Partners Pte Ltd.

(B) The Parties are entering into this Amendment Agreement (No. 1) to vary the Joint Venture Agreement with effect from the date hereof.

         IT IS AGREED as follows:-

1.       INTERPRETATION
         --------------

         All terms and references used in the Joint Venture Agreement and which are defined or construed in the Joint Venture Agreement but are not defined or construed in this Amendment Agreement (No. 1) shall have the same meaning and construction in this Amendment Agreement (No. 1).

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2.       AMENDMENT TO THE JOINT VENTURE AGREEMENT
         ----------------------------------------

         The Parties agree that with effect from the date of this Amendment Agreement (No. 1), the following clauses of the Joint Venture Agreement shall be amended by deleting the words as evidenced by square brackets and by adding the words as evidenced by uppercase text:-

         Clause 5(B) Composition
         -----------------------

         5(B)(iiii) Agilent and its Permitted Transferees shall collectively be entitled to appoint as Director(s) two persons for so long as Agilent and its Permitted Transferees' aggregate Shareholding Percentage is equal to or exceeds 15 per cent., and one person for so long as Agilent and its Permitted Transferees' aggregate Shareholding Percentage is equal to or exceeds five per cent. In the event that Agilent and its Permitted Transferees' aggregate Shareholding Percentage is less than five per cent., CSM and Agilent shall upon the written request of Agilent, enter into discussions in respect of
         (1) the Agilent Percentage Commitment and the Company Percentage Commitment (as defined in the Assured Supply and Demand Agreement), and
         (2) Agilent's right to continue to appoint one person as a Director. THE SHAREHOLDERS AGREE THAT EACH OF THE AGILENT DIRECTORS SHALL NOT BE ENTITLED TO VOTE AT ANY MEETINGS OR ON ANY MANAGEMENT DECISIONS OR TO APPROVE OR SIGN ANY RESOLUTIONS IN WRITING BUT SHALL BE ENTITLED TO RECEIVE ALL NOTICES, AGENDA AND MINUTES OF MEETINGS, RESOLUTIONS IN WRITING CIRCULATED OR PASSED, TO ATTEND ALL MEETINGS, TO MAKE RECOMMENDATIONS AND GIVE ITS VIEWS AT MEETINGS OR ON CIRCULATED DOCUMENTS AND TO HAVE THE SAME NOTED BY THE BOARD AND RECORDED IN THE MINUTES OF MEETINGS OR RECORDS OF THE COMPANY. AGILENT MAY WITH THE PRIOR WRITTEN CONSENT OF THE SHAREHOLDERS (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD) AMEND THE VOTING RIGHTS OF THE AGILENT DIRECTORS GRANTED UNDER THIS AGREEMENT.

         Clause 5(H) Meeting of Directors
         --------------------------------

         (i) Meetings of the Board shall be held at such times as the Board shall determine. Unless otherwise agreed by the Shareholders, a meeting of the Board shall be held at least once every six months.

         (ii) The quorum at a meeting of Directors necessary for the transaction of any business of the Company shall be [three] TWO Directors, [including] COMPRISING at least one CSM Director [, at least one Agilent Director] and the EDBI Director. Not less than 30 days' notice (or such shorter period of notice in respect of any particular meeting as may be agreed by all Directors) specifying the date, place and time of the meeting and the business to be transacted thereat shall be given to all Directors.

         (iii) In the event that a meeting of Directors duly convened cannot be held for lack of a quorum, the meeting shall be adjourned to the same time and day of the following week and at the same place or such other agreed upon date (within 30 days of the adjourned meeting date), place and time, and notice specifying the date, place and time of such adjourned meeting shall

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         be given to all Directors. In the event that a meeting of Directors is adjourned twice for lack of a quorum because of the absence of a Director appointed by the same Shareholder at each of such inquorate meetings, the quorum for the third adjourned meeting shall be two Directors [comprising one Director] appointed by [each of] the other [two] Shareholder[s].

         (iv) The Directors may participate in a meeting of the Directors by means of a conference telephone or a video conference telephone or similar communications equipment by which all persons participating in the meeting are able to hear and be heard by all other participants without the need for a Director to be in the physical presence of another Director(s) and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Directors participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under paragraphs (ii) or (iii) above (as the case may be) at all times during such meeting, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. A meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

         (v) In the case of a meeting which is not held in person, the fact that a Director is taking part in the meeting must be made known to all the other Directors taking part, and no Director may intentionally disconnect or cease to take part in the meeting unless he makes known to all other Directors taking part that he is ceasing to take part in the meeting.

         (vi) Save as provided in SUB-CLAUSE (B)(III) ABOVE AND sub-Clause (I) below, all resolutions of the Directors at a meeting or adjourned meeting of the Directors shall be adopted by a simple majority vote of the Directors present. Save as provided in sub-Clause (G) above, each Director (SAVE FOR AGILENT DIRECTORS WHO ARE NOT ENTITLED TO VOTE) shall have one vote.

         (vii) All resolutions to be passed by way of circulation among the Directors (referred to as a "resolution in writing") shall be dispatched to each Director contemporaneously. A resolution in writing of the Directors shall be as valid and effectual as if it had been a resolution passed at a meeting of the Board duly convened and held if the resolution in writing is approved and signed by at least one CSM Director, [at least one Agilent Director,] the EDBI Director and the SIPL Director and may consist of several documents in the like form each signed by one or more of the Directors (OTHER THAN THE AGILENT DIRECTORS WHO ARE NOT ENTITLED TO SIGN SUCH RESOLUTIONS). The Company Secretary shall notify all the Directors in writing of the effective date on which such resolution is passed.

         (viii) None of the following actions shall be taken by the Company unless approved by a simple majority vote of the duly represented Directors WHO ARE ENTITLED TO VOTE at a duly convened meeting:-

                     (a) the incurring by the Company of any capital expenditure in excess of S$10,000,000 unless included in an approved Company Business Plan;

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                     (b)  the exercise of the Company's borrowing powers in
                          relation to incremental loans carrying a loan tenure exceeding one year (other than those included in an approved Company Business Plan), or financing from new financial institutions;

                     (c) the approval of any proposed annual Company Business Plan of the Company (other than the first Company Business Plan), provided however that in the event that the Company Business Plan has not been approved prior to the commencement of the new financial year of the Company, until a new Company Business Plan is so approved, the Company shall be operated in accordance with the Company Business Plan most recently approved by the Board; and

                     (d) any sale, lease, transfer or other disposition of the properties or assets of the Company other than in the ordinary course of business of the Company.

         Clause 5(I) Important Matters Requiring Board's Special Approval
         ----------------------------------------------------------------

         (i) Subject to any requirements specified by law or by the Act, none of the following actions shall be taken by the Company unless with the affirmative votes of not less than three-quarters of the duly represented Directors WHO ARE ENTITLED TO VOTE at a duly convened meeting:-

                     (a) the approval of any proposed annual Company Business Plan or interim revision of the Company Business Plan of the Company (other than the first Company Business Plan), if it impacts the Company's ability to service Agilent's wafer requirements under the Assured Supply and Demand Agreement provided however that in the event that the annual Company Business Plan has not been approved prior to the commencement of the new financial year of the Company, until a new Company Business Plan is so approved, the Company shall be operated in accordance with the Company Business Plan or interim revision of the Company Business Plan most recently approved by the Board;

                     (b) the lease of any real estate for an amount in excess of S$5,000,000 unless included in an approved Company Business Plan, or the purchase of any real estate;

                     (c) the entry of the Company into new markets outside of the Business, as defined under Clause 6(A);

                     (d) any sale, lease, transfer, or other disposition of the properties or assets of the Company in excess of 20% of the fair market value of total assets at the time of sale, lease, transfer or other disposition, as the case may be, other than in the ordinary course of business of the Company;

                     (e) the approval of, or change in, the method of computing the fee payable under the Cost Sharing Agreement or the STPL Group Management and Support Services Agreement unless contemplated in an approved Company Business

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                          Plan;

                     (f) the termination of research and development services provided by CSM pursuant to the Cost Sharing Agreement, or change in the Fab Equalization policy specified in the Cost Sharing Agreement;

                     (g) the exercise of any of the Company's borrowing powers in excess of 20% of the fair market value of total assets at the time of borrowing;

                     (h) the entry into any major alliance unless contemplated in an approved Company Business Plan. For the purposes of this sub-paragraph (h) the expression "Major Alliance" means any major transaction entered into by the Company other than in the ordinary course of business (1) pursuant to which the Company acquires or disposes of intellectual property or other technology rights, (2) pursuant to which the Company is restricted as a result of such transaction in the products or services which it may provide to its customers, including Agilent, or (3) which creates or grants exclusive rights to another party or parties;

                     (i) the issue by the Company of any guarantee to secure the indebtedness of any person;

                     (j) the incurring by the Company of any capital expenditure in excess of 20% of the fair market value of total assets at the time of expenditure;

                     (k) a change in the Debt/Equity Ratio policy specified in Clause 11(B); and

                     (l) the approval of any proposed interim revision to the annual Company Business Plan which is required in the event (1) there is a negative deviation of actual net income results for a quarter from the existing plan for that quarter which annualized, exceeds 10% of the paid-up share capital of the Company or (2) there is a negative deterioration of forecasted net income for the year from the existing annual Company Business Plan for that year which exceeds 10% of the paid-up share capital of the Company.

         (ii) Subject to any requirements specified by law or by the Act, none of the following actions shall be taken by the Company unless with the affirmative votes of each of the CSM Directors, [the Agilent Directors,] the EDBI Director and the SIPL Director duly represented at a duly convened meeting:-

                     (a) the change in the authorised, issued or paid-up capital of the Company or the grant of any option over the unissued share capital of the Company;

                     (b) the listing of the shares in the capital of the Company on any stock exchange;

                     (c) the winding-up, liquidation or dissolution of the Company or the merger, consolidation or reorganisation of the Company with any corporation, firm or

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                          other body;

                     (d) any transfer of shares held by a Shareholder in the capital of the Company unless in accordance with Clause 10, Clause 14(B), Clause 14(D) or the Option Agreement, the SIPL Call Option Agreement or the EDBI Call Option Agreement;

                     (e) the subscription for, or acquisition or disposal of, any shares or interests in any corporation;

                     (f)  the entry into any joint venture; and

                     (g) the declaration by the Company of dividends for any financial year in excess of the lower of:-

                          (1) 70 per cent. of the profit after tax of the Company for that financial year; and

                          (2) 50 per cent. of the retained earnings of the Company.

         Clause 8(B) Management Committee
         --------------------------------

               The Company shall establish a Management Committee based in Singapore comprising [three] TWO members with one nominee of CSM [, one nominee of Agilent] and the General Manager (the "Management Committee"). The Management Committee shall review decisions on the allocation of loadings made by the CSM central planning organization carried out between the CSM Fabs and the Company Fab, the timing of technology introductions and the recommendations made by the Technology Committee to meet Company business objectives and to meet current and future customer commitments and required qualifications. The Management Committee will also review and make recommendations to the General Manager, as appropriate, on pricing structure, capacity and mix of processes and other operational issues relating to the Company. The Management Committee will also provide advice to the General Manager in connection with the preparation of the Company Business Plan.


3.       SAVINGS AND INCORPORATION
         -------------------------

(A) Save as expressly amended by this Agreement (No. 1), the terms and conditions of the Joint Venture Agreement shall continue to be in full force and effect in all other respects.

(B) The Joint Venture Agreement and the Amendment Agreement (No. 1) shall be construed as one document and this Amendment Agreement (No. 1) shall be deemed to be part of the Joint Venture Agreement. Where the context so permits, references in the Joint Venture Agreement and in this Amendment Agreement (No. 1) to "Joint Venture Agreement" or "this Agreement" shall be read and construed as references to the Joint Venture Agreement as amended and supplemented by this Amendment Agreement (No. 1).


4.       COUNTERPARTS
         ------------

         This Amendment Agreement (No. 1) may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original, but all of which

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         together shall constitute one and the same instrument.


5.       GOVERNING LAW
         -------------

         This Amendment Agreement (No. 1) shall be governed by, and construed in accordance with, the laws of Singapore.


IN WITNESS WHEREOF the parties have entered into this Amendment Agreement (No. 1) as of the date stated above.


SIGNED BY BARRY WAITE                       )
                                            )
for and on behalf of                        )
CHARTERED SEMICONDUCTOR MANUFACTURING LTD   )
in the presence of:                         )/s/ Barry Waite
                                             ----------------------------------
/s/ Suzanne Ying
-----------------------
Name: SUZANNE YING



SIGNED BY PHOON WAI MENG                    )
                                            )
for and on behalf of                        )
AGILENT TECHNOLOGIES EUROPE B.V.            )
in the presence of:                         )/s/ Phoon Wai Meng
                                             ----------------------------------
                                             pursuant to a Power of Attorney
/s/ Mary Lynne Tan                           dated 29th January 2002
-----------------------
Name: MARY LYNNE TAN



SIGNED BY: LIOW VOON KHEONG                 )
                                            )
for and on behalf of                        )
EDB INVESTMENTS PTE LTD                     )
in the presence of:                         )/s/ Liow Voon Keong
                                             ----------------------------------

/s/ Monica Ho
-----------------------
Name: MONICA HO

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SIGNED BY PREMOD THOMAS                     )
                                            )
for and on behalf of                        )
SINGAPEX INVESTMENTS PTE LTD                )
in the presence of:                         ) /s/ Premod Thomas
                                             ----------------------------------

/s/ Lena Chia
-----------------------
Name: LENA CHIA



ACKNOWLEDGED AND AGREED TO                  )
by ROB BAXTER                               )
                                            )
for and on behalf of                        )
CHARTERED SILICON PARTNERS PTE LTD          )
Date:-                                      )
In the presence of:-                        ) /s/ Rob Baxter
                                             ----------------------------------

/s/ Suzanne Ying
------------------------
Name: SUZANNE YING

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                         Dated as of 31st January, 2002



                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD


                                     - and -


                        AGILENT TECHNOLOGIES EUROPE B.V.


                                     - and -


                             EDB INVESTMENTS PTE LTD


                                    - and -


                          SINGAPEX INVESTMENTS PTE LTD

--------------------------------------------------------------------------------

                           AMENDMENT AGREEMENT (NO. 1)

                                       TO

            JOINT VENTURE AGREEMENT ORIGINALLY DATED 13TH MARCH, 1997
                AND AMENDED AND RESTATED AS OF 23RD OCTOBER, 2001

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